EXHIBIT 99.1

Mindspeed Announces Fiscal Fourth Quarter 2013 Results and Conclusion of Its Strategic Review Process

  Beats Guidance and Achieves Non-GAAP Net Income Profitability
  High Performance Analog Revenue Grows 4% Sequentially
  Announces Definitive Merger Agreement with MACOM for $5.05 per share

NEWPORT BEACH, Calif., Nov. 5, 2013 (GLOBE NEWSWIRE) -- Mindspeed Technologies, Inc. (Nasdaq:MSPD), a leading supplier of semiconductor solutions for communications infrastructure applications, today reported results for its fiscal fourth quarter of 2013. For the quarter ended September 27, 2013, Mindspeed recorded net revenue of $36.0 million and earnings per share of $0.02 on a non-GAAP basis, and a loss per share of $1.26 on a GAAP basis. Mindspeed has also concluded the strategic review process it announced on April 30, 2013. In a separate release, Mindspeed has announced the signing of a definitive agreement to be acquired by M/A-COM Technology Solutions Holdings, Inc. (Nasdaq:MTSI) ("MACOM") for $5.05 per share. Details can be found in a separate release at the following link: http://investors.mindspeed.com/releases.cfm.

"After a thorough review by Mindspeed's Board and management team, and spearheaded by Morgan Stanley, we are excited to conclude the strategic review process with an outcome that we believe maximizes the value for shareholders, while at the same time positions the two entities with very strong technology platforms in the analog industry and deep customer relationships," commented Raouf Y. Halim, chief executive officer at Mindspeed. "Furthermore, the Mindspeed team was able to beat our forecast for the fourth quarter, including net income profitability on a non-GAAP basis. I would like to publicly commend everybody at Mindspeed for a job well-done not only in the past quarter, but also over the past decade."

Revenue from high-performance analog (HPA) products was $15.9 million, or 44 percent of fiscal fourth quarter 2013 net revenue, and was up 4% percent versus the prior fiscal quarter. Revenue from communications processors was $16.2 million, or 45 percent of net revenue, and was down approximately 8 percent versus the prior fiscal quarter. Wireless infrastructure revenue contributed $4.0 million in the quarter, or approximately 11 percent of total revenue, and was up 49 percent versus the prior fiscal quarter.

Non-GAAP operating profit for the fiscal fourth quarter of 2013 was approximately $1.6 million, compared to a non-GAAP operating profit of $644,000 in the prior fiscal quarter. GAAP operating loss for the fiscal fourth quarter of 2013 was $50.9 million, due primarily to an impairment charge related to the wireless infrastructure assets, compared to a GAAP operating loss of $3.5 million in the prior fiscal quarter. Non-GAAP net income for the fiscal fourth quarter of 2013 was $874,000, or $0.02 per share, compared to a non-GAAP net loss of $461,000, or $0.01 per share, in the prior fiscal quarter. GAAP net loss in the fiscal fourth quarter of 2013 was $51.8 million, or $1.26 per share, compared to GAAP net income of $1.6 million, or $0.04 per share, in the prior fiscal quarter.

Non-GAAP results exclude goodwill and asset impairment charges, stock-based compensation and related payroll costs, strategic alternatives process costs, restructuring charges, amortization of acquired intangible assets and non-cash interest expense on convertible senior notes, among other items. Reconciliations of the non-GAAP measures to GAAP measures are included in the accompanying financial data.

Due to the announcement of the definitive merger agreement with MACOM, Mindspeed will not conduct a conference call today to discuss its fiscal fourth quarter of 2013 results.

About Mindspeed Technologies

Mindspeed Technologies (Nasdaq:MSPD) is a leading provider of network infrastructure semiconductor solutions to the communications industry. The company's low-power system-on-chip (SoC) products are helping to drive video, voice and data applications in worldwide fiber-optic networks and enable advanced processing for 3G and long-term evolution (LTE) mobile networks. The company's high-performance analog products are used in a variety of optical, enterprise, industrial and video transport systems. Mindspeed's products are sold to original equipment manufacturers (OEMs) around the globe.

To learn more, please visit www.mindspeed.com. Company news and updates are also posted at www.twitter.com/mindspeed.

Non-GAAP Measures

We provide non-GAAP measures as a supplement to financial results based on GAAP. A detailed reconciliation of the non-GAAP results to the most directly comparable GAAP measures is set forth below under the heading "Reconciliation of Non-GAAP Measures to GAAP Measures." Investors are encouraged to review the accompanying press release reconciliations. We believe the presentation of non-GAAP measures provides investors with additional insight into underlying operating results and prospects for the future by excluding goodwill and asset impairments, as well as stock-based compensation and related payroll costs, profit in acquired inventory, amortization of acquired intangible assets, non-recurring legal and settlement costs, strategic alternatives process costs, employee separation costs, acquisition-related costs, integration costs, revaluation of contingent consideration, purchase price adjustments, other income from the picoChip settlement agreement, restructuring charges and/or non-cash interest expense on our convertible senior notes. We have historically reported similar financial measures and believe that the inclusion of comparative numbers provides consistency in our financial reporting.

We also discuss certain non-GAAP measures excluding patent sales as a supplement to financial results based on GAAP. The sale of patents in the fiscal first quarter of 2013 impacted our net revenue, gross margin, operating income and net income.

We use non-GAAP gross margin, research and development expenses, selling, general and administrative expenses, operating expenses, operating income, other expense, net, net income and net income per share internally to evaluate our operating performance and to determine certain components of management compensation. In addition, we use these non-GAAP measures for internal budgets and forecasts. We believe that these non-GAAP measures can be useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision making.

We exclude stock-based compensation and related payroll costs and non-cash interest expense on our convertible senior notes from non-GAAP measures because we believe that excluding these costs can enhance the understanding of our performance. We exclude profit in acquired inventory to facilitate comparability of gross profit between periods and to better reflect continuing operations of the acquired company. We exclude employee separation costs, non-recurring legal and settlement costs, strategic alternatives process costs, restructuring charges, acquisition-related costs, integration costs, purchase price adjustments, other income from the picoChip settlement agreement and revaluation of contingent consideration because they include significant discrete items that may not be indicative of our ongoing operations or economic performance. Similarly, we have excluded goodwill and asset impairment charges related to our wireless infrastructure reporting unit because they involve non-cash items that relate to historic imputed valuations of the reporting unit's business and assets and are not indicative of its operating or economic performance.

We do not provide forward-looking GAAP measures or a reconciliation of the forward-looking non-GAAP measures to GAAP measures because of our inability to project restructuring charges, employee separation costs and stock-based compensation and related payroll costs.

The non-GAAP financial measures we provide have certain limitations because they do not reflect all of the costs associated with the operation of our business as determined in accordance with GAAP. The non-GAAP measures are in addition to, and not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. We endeavor to compensate for the limitations of these non-GAAP measures by providing GAAP financial statements, descriptions of the reconciling items and a reconciliation of the non-GAAP measures to the most directly comparable GAAP measures so that investors can appropriately incorporate the non-GAAP measures and their limitations into their analyses. For complete information on goodwill and asset impairments, stock-based compensation and related payroll costs, profit in acquired inventory, amortization of acquired intangible assets, non-recurring legal and settlement costs, strategic alternatives process costs, employee separation costs, restructuring charges, acquisition-related costs, integration costs, other income from the picoChip settlement agreement, revaluation of contingent consideration and non-cash interest expense on our convertible senior notes, please see our financial statements and "Management's Discussion and Analysis of Results of Operations and Financial Condition" that will be included in the periodic report we expect to file with the SEC with respect to the financial periods discussed herein.

Safe Harbor Statement

This press release contains forward-looking statements based on Mindspeed's beliefs and assumptions and on information currently available to our management. Forward-looking statements include, in addition to statements relating to Mindspeed's business, financial results and prospects, statements concerning the MACOM transaction, including those regarding the potential date of closing of the acquisition; the potential for the divestiture of Mindspeed's wireless business; potential benefits and synergies; and other financial and business expectations. Forward-looking statements include all statements that are not historical facts and generally may be identified by terms such as "anticipates," "believes," "could," "estimates," "expects," "intends," "may," "plans," "potential," "predicts," "projects," "seeks," "should," "will," "would" or similar expressions and the negatives of those terms.

Forward-looking statements contained in this press release reflect Mindspeed's current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause those events or our actual activities or results to differ materially from those expressed in any forward-looking statement. Although Mindspeed believes that the expectations reflected in the forward-looking statements are reasonable, it cannot and does not guarantee future events, results, actions, levels of activity, performance or achievements. For example, there can be no assurances with respect to either the closing of the Macom transaction or a divestiture of Mindspeed's wireless business. Readers are cautioned not to place undue reliance on these forward-looking statements. A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements, including, among others, the potential that the tender offer will not be successfully completed; the lack of a binding agreement with respect to the divestiture of Mindspeed's wireless business to a proposed third party and the risk that the divestiture may not be completed; matters arising in connection with the parties' efforts to comply with and satisfy applicable regulatory approvals and closing conditions relating to the transaction; failure to achieve expected synergies and other anticipated benefits of the transaction; and other risks and uncertainties generally affecting Mindspeed's business, including fluctuations in our operating results and the potential for future operating losses; loss of or diminished demand from one or more key distributors; our ability to develop and introduce new products successfully; pricing pressures; whether we continue to sustain losses and consume cash in our operations; customer and employee uncertainty arising from the announcement of the transaction with Macom and the potential divestiture of our wireless business; and the potential for intellectual property or other litigation. Additional risks and uncertainties that could cause our actual results to differ from those set forth in any forward-looking statements are discussed in more detail under the caption "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended September 28, 2012, our most recent Quarterly Report on Form 10-Q, and our future filings with the Securities and Exchange Commission.

MINDSPEED TECHNOLOGIES, INC.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except per share amounts)

	Three Months Ended			Year Ended
	September 27,	June 28,	September 28,	September 27,	September 28,
	2013	2013	2012	2013	2012

Net revenue:
Products	$ 36,043	$ 35,579	$ 36,264	$ 145,401	$ 140,415
Intellectual property	--	--	--	6,000	591
Total net revenue	36,043	35,579	36,264	151,401	141,006
Cost of goods sold:
Products (a)	13,794	13,776	15,253	56,859	59,112
Asset impairments (b)	21,151	--	--	23,571	3,385
Total cost of goods sold	34,945	13,776	15,253	80,430	62,497
Gross margin	1,098	21,803	21,011	70,971	78,509

Operating expenses:
Research and development (a) (b)	15,027	15,153	17,093	61,883	67,946
Selling, general and administrative (a)	9,282	9,823	9,297	38,886	43,317
Goodwill impairment charge (b)	26,596	--	--	57,062	--
Impairment of intangible assets (b)	1,146	--	--	1,646	--
Acquisition-related costs	--	26	29	216	3,777
Restructuring charges	(79)	293	704	2,462	2,054
Total operating expenses	51,972	25,295	27,123	162,155	117,094

Operating loss	(50,874)	(3,492)	(6,112)	(91,184)	(38,585)

Other (expense)/income, net	(791)	5,148	22	2,423	6,193

(Loss)/income before income taxes	(51,665)	1,656	(6,090)	(88,761)	(32,392)

Provision/(benefit) for income taxes	105	57	(28)	387	359

Net (loss)/income	$ (51,770)	$ 1,599	$ (6,062)	$ (89,148)	$ (32,751)

Net (loss)/income per share:
Basic	$ (1.26)	$ 0.04	$ (0.15)	$ (2.21)	$ (0.89)
Diluted	$ (1.26)	$ 0.04	$ (0.15)	$ (2.21)	$ (0.89)

Weighted-average number of shares used in per share computation:
Basic	40,950	40,575	39,169	40,285	36,787
Diluted	40,950	40,929	39,169	40,285	36,787

(a) Includes stock-based compensation expense and related payroll costs.

(b) During the second quarter of fiscal 2013, we performed an evaluation of goodwill, definite-lived intangible assets and indefinite-lived intangible assets as we believed there was an impairment triggering circumstance which warranted an evaluation. This circumstance was the slower than expected deployments of 3G small cell base stations. As a result, we recorded a charge for the impairment of goodwill, definite-lived intangible assets and indefinite-lived intangibles of $33.4 million related to our wireless infrastructure reporting unit. The impairment charge for the definite-lived intangible assets was included in cost of goods sold. During the fourth quarter of fiscal 2013, we performed our annual evaluation of goodwill and indefinite-lived intangible assets and concluded that goodwill was impaired. During the fourth quarter of fiscal 2013, there were indicators of impairment that required us to evaluate the long-lived assets for recoverability. As a result, we recorded a charge for the impairment of goodwill of $26.6 million and a charge for the impairment of definite-lived intangibles of $22.4 million related to our wireless infrastructure reporting unit.

MINDSPEED TECHNOLOGIES, INC.
Reconciliation of Non-GAAP Measures to GAAP Measures
(unaudited, in thousands, except per share amounts)

	Three Months Ended			Year Ended
	September 27,	June 28,	September 28,	September 27,	September 28,
	2013	2013	2012	2013	2012

Reconciliation of Non-GAAP Gross Margin to GAAP Gross Margin
Non-GAAP gross margin	$ 22,582	$ 22,048	$ 21,372	$ 95,723	$ 83,661
Items excluded from non-GAAP gross margin:
Asset impairments (b)	21,151	--	--	23,571	3,385
Stock-based compensation and related payroll costs	91	(2)	91	198	138
Profit in acquired inventory (c)	--	--	24	--	986
Amortization of acquired intangible assets (d)	242	247	246	983	643
Gross margin	$ 1,098	$ 21,803	$ 21,011	$ 70,971	$ 78,509

Reconciliation of Non-GAAP Research and Development Expenses to GAAP Research and Development Expenses
Non-GAAP research and development expenses	$ 14,288	$ 14,445	$ 16,128	$ 58,144	$ 63,949
Items excluded from non-GAAP research and development expenses:
Stock-based compensation and related payroll costs	630	886	942	3,474	3,727
Asset impairments (b)	104	--	--	239	--
Employee separation costs (e)	5	(178)	23	26	270
Research and development expenses	$ 15,027	$ 15,153	$ 17,093	$ 61,883	$ 67,946

Reconciliation of Non-GAAP Selling, General and Administrative Expenses to GAAP Selling, General and Administrative Expenses
Non-GAAP selling, general and administrative expenses	$ 6,648	$ 6,959	$ 7,235	$ 28,382	$ 32,802
Items excluded from non-GAAP selling, general and administrative expenses:
Stock-based compensation and related payroll costs	2,188	2,163	848	8,248	6,880
Amortization of acquired intangible assets (d)	77	104	104	389	275
Non-recurring legal and settlement costs	(92)	306	715	1,105	715
Strategic alternatives process costs (f)	439	268	--	707	--
Employee separation costs (e)	22	23	169	75	426
Integration costs (g)	--	--	226	(20)	2,219
Selling, general and administrative expenses	$ 9,282	$ 9,823	$ 9,297	$ 38,886	$ 43,317

MINDSPEED TECHNOLOGIES, INC.
Reconciliation of Non-GAAP Measures to GAAP Measures
(unaudited, in thousands, except per share amounts)

	Three Months Ended			Year Ended
	September 27,	June 28,	September 28,	September 27,	September 28,
	2013	2013	2012	2013	2012

Reconciliation of Non-GAAP Operating Expenses to GAAP Operating Expenses
Non-GAAP operating expenses	$ 20,936	$ 21,404	$ 23,363	$ 86,526	$ 96,751
Items excluded from non-GAAP operating expenses:
Asset impairments (b)	1,250	--	--	1,385	--
Goodwill impairment charge (b)	26,596	--	--	57,062	--
Asset impairment - indefinite-lived intangibles (b)	--	--	--	500	--
Stock-based compensation and related payroll costs	2,818	3,049	1,790	11,722	10,607
Acquisition-related costs (h)	--	26	29	216	3,777
Restructuring charges	(79)	293	704	2,462	2,054
Amortization of acquired intangible assets (d)	77	104	104	389	275
Non-recurring legal and settlement costs	(92)	306	715	1,105	715
Strategic alternatives process costs (f)	439	268	--	707	--
Employee separation costs (e)	27	(155)	192	101	696
Integration costs (g)	--	--	226	(20)	2,219
Operating expenses	$ 51,972	$ 25,295	$ 27,123	$ 162,155	$ 117,094

Reconciliation of Non-GAAP Operating Income/(Loss) to GAAP Operating Loss
Non-GAAP operating income/(loss)	$ 1,646	$ 644	$ (1,991)	$ 9,197	$ (13,090)
Items excluded from non-GAAP operating income/(loss):
Asset impairments (b)	22,401	--	--	24,956	3,385
Goodwill impairment charge (b)	26,596	--	--	57,062	--
Asset impairment - indefinite-lived intangibles (b)	--			500
Stock-based compensation and related payroll costs	2,909	3,047	1,881	11,920	10,745
Acquisition-related costs (h)	--	26	29	216	3,777
Restructuring charges	(79)	293	704	2,462	2,054
Profit in acquired inventory (c)	--	--	24	--	986
Amortization of acquired intangible assets (d)	319	351	350	1,372	918
Non-recurring legal and settlement costs	(92)	306	715	1,105	715
Strategic alternatives process costs (f)	439	268	--	707	--
Employee separation costs (e)	27	(155)	192	101	696
Integration costs (g)	--	--	226	(20)	2,219
Operating loss	$ (50,874)	$ (3,492)	$ (6,112)	$ (91,184)	$ (38,585)

Reconciliation of Non-GAAP Other Expense, Net to GAAP Other (Expense)/Income, Net
Non-GAAP other (expense)/income, net	$ (667)	$ (1,048)	$ (663)	$ (3,195)	$ (1,458)
Items excluded from non-GAAP other expense, net:
Purchase price adjustments (j)	--	--	--	(92)	--
Other income from picoChip settlement agreement (k)	--	6,382	--	6,382	--
Revaluation of contingent consideration	--	--	885	10	8,162
Non-cash interest expense on convertible senior notes (i)	(124)	(186)	(200)	(682)	(511)
Other (expense)/income, net	$ (791)	$ 5,148	$ 22	$ 2,423	$ 6,193

MINDSPEED TECHNOLOGIES, INC.
Reconciliation of Non-GAAP Measures to GAAP Measures
(unaudited, in thousands, except per share amounts)

	Three Months Ended			Year Ended
	September 27,	June 28,	September 28,	September 27,	September 28,
	2013	2013	2012	2013	2012

Reconciliation of Non-GAAP Net Income/(Loss) to GAAP Net (Loss)/Income
Non-GAAP net income/(loss)	$ 874	$ (461)	$ (2,626)	$ 5,615	$ (14,907)
Items excluded from non-GAAP net income/(loss):
Asset impairments (b)	22,401	--	--	24,956	3,385
Goodwill impairment charge (b)	26,596	--	--	57,062	--
Asset impairment - indefinite-lived intangibles (b)	--	--	--	500	--
Stock-based compensation and related payroll costs	2,909	3,047	1,881	11,920	10,745
Acquisition-related costs (h)	--	26	29	216	3,777
Restructuring charges	(79)	293	704	2,462	2,054
Profit in acquired inventory (c)	--	--	24	--	986
Amortization of acquired intangible assets (d)	319	351	350	1,372	918
Non-recurring legal and settlement costs	(92)	306	715	1,105	715
Strategic alternatives process costs (f)	439	268	--	707	--
Employee separation costs (e)	27	(155)	192	101	696
Integration costs (g)	--	--	226	(20)	2,219
Purchase price adjustments (j)	--	--	--	92	--
Other income from picoChip settlement agreement (k)	--	(6,382)	--	(6,382)	--
Revaluation of contingent consideration	--	--	(885)	(10)	(8,162)
Non-cash interest expense on convertible senior notes (i)	124	186	200	682	511
Net (loss)/income	$ (51,770)	$ 1,599	$ (6,062)	$ (89,148)	$ (32,751)

Reconciliation of Non-GAAP Net Income/(Loss) Per Share to GAAP Net (Loss)/Income Per Share
Basic:
Non-GAAP net income/(loss) per share	$ 0.02	$ (0.01)	$ (0.07)	$ 0.14	$ (0.41)
Adjustments	(1.28)	0.05	(0.08)	(2.35)	(0.48)
Net (loss)/income per share	$ (1.26)	$ 0.04	$ (0.15)	$ (2.21)	$ (0.89)

Diluted:
Non-GAAP net income/(loss) per share	$ 0.02	$ (0.01)	$ (0.07)	$ 0.14	$ (0.41)
Adjustments	(1.28)	0.05	(0.08)	(2.35)	(0.48)
Net (loss)/income per share	$ (1.26)	$ 0.04	$ (0.15)	$ (2.21)	$ (0.89)

Reconciliation of Shares used in Non-GAAP diluted shares to GAAP diluted shares
Non-GAAP diluted shares	41,325	40,575	39,169	40,903	36,787

The effect of dilutive potential common shares due to reporting Non-GAAP net income	(375)	354	--	(618)	--
Diluted shares	40,950	40,929	39,169	40,285	36,787

(c) Profit in acquired inventory results from purchase-accounting adjustments which increase the value of inventory acquired to its fair value. As the acquired inventory is sold, the associated profit in acquired inventory increases cost of goods sold and reduces gross profit.
(d) Amortization of acquired intangible assets reflects amortization expense on intangible assets recorded in conjunction with the picoChip acquisition.
(e) Employee separation costs consist of severance benefits payable to certain former employees of the Company as a result of organizational changes.
(f) Strategic alternatives process costs represent fees incurred in the Company's evaluation of strategic alternatives.
(g) Integration costs represent costs incurred related to the transition of picoChip to a wholly owned subsidiary of Mindspeed.
(h) Acquisition-related costs are professional fees incurred related to the acquisition of picoChip.
(i) Non-cash interest expense on convertible senior notes represents the amortization of debt discounts recorded in accordance with FASB ASC 470-20, related to the Company's 6.50% and 6.75% convertible senior notes.
(j) Purchase price adjustments consist of adjustments to amounts recognized in the picoChip acquisition that occurred after the measurement period.
(k) Other income from the picoChip settlement agreement was recorded as a result of a settlement the Company reached with the picoChip selling shareholders' representative to relieve the parties of all outstanding obligations under the picoChip acquisition agreement.

MINDSPEED TECHNOLOGIES, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
(unaudited, in thousands)

	September 27,	September 28,
	2013	2012

ASSETS
Current Assets
Cash and cash equivalents	$ 25,974	$ 49,098
Receivables, net	19,633	14,527
Inventories	11,267	10,482
Prepaid expenses and other current assets	4,429	10,497
Total current assets	61,303	84,604

Property, plant and equipment, net	15,621	16,031
Intangible assets, net	9,677	35,351
Goodwill	--	57,110
Other assets	4,723	4,000
Total assets	$ 91,324	$ 197,096

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable	$ 6,999	$ 9,262
Accrued compensation and benefits	5,629	6,401
Accrued income taxes	512	707
Deferred income on sales to distributors	3,405	4,396
Deferred revenue	2,308	2,338
Restructuring	141	427
Line of credit - short-term	4,484	5,511
Short-term debt	2,250	15,384
Contingent consideration	--	1,876
Other current liabilities	4,848	9,527
Total current liabilities	30,576	55,829

Line of credit - long-term	8,000	8,000
Long-term debt	42,832	44,765
Other liabilities	6,158	6,767
Total liabilities	87,566	115,361

Stockholders' Equity	3,758	81,735
Total liabilities and stockholders' equity	$ 91,324	$ 197,096

MINDSPEED TECHNOLOGIES, INC.
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)

	Year Ended
	September 27,	September 28,
	2013	2012

Cash Flows From Operating Activities
Net loss	$ (89,148)	$ (32,751)
Adjustments required to reconcile net loss to net cash provided/(used in) by operating activities:
Depreciation and amortization of property, plant and equipment	5,853	6,345
Amortization of intangible assets	3,403	3,419
Asset impairments	24,956	3,385
Revaluation of contingent consideration	(10)	(8,162)
Restructuring charges	2,462	2,054
Goodwill impairment charge	57,062	--
Impairment of indefinite-lived intangible assets	500	--
Stock-based compensation	11,731	10,505
Provision for bad debt	(8)	48
Inventory provisions	1,486	1,266
Amortization of debt discount and issuance costs	1,032	625
Non-cash effect of picoChip settlement arrangement	(5,357)	--
Other non-cash items, net	(38)	(211)
Changes in assets and liabilities, net of acquisitions:
Receivables	(5,099)	217
Inventories	(2,271)	4,407
Other assets, net	3,793	(4,141)
Accounts payable	(2,610)	194
Deferred income on sales to distributors	(991)	(950)
Accrued restructuring charges	(2,747)	(2,573)
Accrued compensation and benefits	(714)	(4,060)
Accrued expenses and other current liabilities	131	(1,888)
Other liabilities, net	(774)	5,513

Net cash provided by/(used in) operating activities	2,642	(16,758)

Cash Flows From Investing Activities
Purchases of property, plant and equipment	(4,542)	(4,637)
Payments under license agreements	(3,735)	(13,030)
Net cash paid for acquired companies	--	(20,096)

Net cash used in investing activities	(8,277)	(37,763)

Cash Flows From Financing Activities
Payments made on capital lease obligations	(356)	(497)
Maturity and payment of convertible debt	(15,000)	--
Borrowings under term loan	--	15,000
Payments made on term loan	(750)	--
Borrowings under line of credit	1,420	16,808
Payments made on line of credit	(2,447)	(3,297)
Borrowings under convertible debt	--	30,560
Deferred financing costs	--	(1,034)
Repurchase of restricted stock for income tax withholding	(1,567)	(1,213)
Proceeds from equity compensation programs	1,215	2,074

Net cash provided by financing activities	(17,485)	58,401

Effect of foreign currency exchange rates on cash	(4)	(9)

Net (decrease)/increase in cash and cash equivalents	(23,124)	3,871
Cash and cash equivalents at beginning of period	49,098	45,227

Cash and cash equivalents at end of period	$ 25,974	$ 49,098

MINDSPEED TECHNOLOGIES, INC.
Selected Corporate Data
(unaudited, in thousands)

	Three Months Ended			Year Ended
	September 27,	June 28,	September 28,	September 27,	September 28,
	2013	2013	2012	2013	2012

Gross margin %	3.0%	61.3%	57.9%	46.9%	55.7%

Cash provided by/(used in):
Operating activities	$ 517	$ (531)	$ (1,079)	$ 2,642	$ (16,758)
Investing activities	(862)	(2,285)	(4,975)	(8,277)	(37,763)
Financing activities	(16,734)	(708)	(51)	(17,485)	58,401
Effect of foreign currency on cash	6	(2)	65	(4)	(9)
Net (decrease)/increase in cash	$ (17,073)	$ (3,526)	$ (6,040)	$ (23,124)	$ 3,871

Depreciation and amortization	$ 1,396	$ 1,349	$ 1,552	$ 5,853	$ 6,345
Amortization of intangible assets	$ 587	$ 723	$ 1,017	$ 3,403	$ 3,419
Capital expenditures	$ 861	$ 2,285	$ 4,975	$ 8,277	$ 17,667
Net cash paid for acquired companies	$ --	$ --	$ --	$ --	$ 20,096

Net revenue by region:
Americas	$ 6,085	$ 8,598	$ 5,942	$ 32,913	$ 23,848
Europe, Middle East and Africa	2,943	2,128	2,325	11,881	9,433
Asia-Pacific	27,015	24,853	27,997	106,607	107,725
Total net revenue	$ 36,043	$ 35,579	$ 36,264	$ 151,401	$ 141,006

Net revenue by product line:
High-performance analog	$ 15,931	$ 15,276	$ 17,821	$ 66,081	$ 64,667
Communications processors	16,162	17,654	14,037	65,579	64,834
Wireless infrastructure	3,950	2,649	4,406	13,741	10,914
Total net product revenue	36,043	35,579	36,264	145,401	140,415
Intellectual property	--	--	--	6,000	591
Total net revenue	$ 36,043	$ 35,579	$ 36,264	$ 151,401	$ 141,006

CONTACT: Investor Relations Contact:
         Mindspeed Technologies, Inc.
         Kevin Trosian
         VP, Corporate Development and Investor Relations
         +1 949.579.3111
         Investor.Relations@Mindspeed.com